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LETTER TO HOLDERS OF NOTES IN PHYSICAL FORM

                               PIONEER FINANCE CORP.
                                 OFFER TO EXCHANGE
                  13 1/2% FIRST MORTGAGE NOTES DUE DECEMBER 1, 2006
                             FOR ALL OF ITS OUTSTANDING
                  13 1/2% FIRST MORTGAGE BONDS DUE DECEMBER 1, 1998
                              AND CONSENT SOLICITATION

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THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
CITY TIME, ON FRIDAY, NOVEMBER 20, 1998, UNLESS EXTENDED (THE "EXCHANGE EXPIRATION DATE"). THE CONSENT SOLICITATION AND REVOCATION RIGHTS WILL EXPIRE
AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, NOVEMBER 20, 1998, UNLESS EXTENDED (THE "SOLICITATION EXPIRATION DATE").
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                                                        October 23, 1998


To Holders of Notes in Physical Form:

       Enclosed for your consideration are the Offering Circular and Consent Solicitation Statement dated October 23, 1998 (the "Joint Offering Circular/Consent Solicitation Statement") and the accompanying Letter of Transmittal and Consent Form (the "Letter of Transmittal and Consent Form"), which together constitute the offer (the "Exchange Offer") by Pioneer Finance Corp., a Nevada corporation (the "Company"), upon the terms and subject to the conditions set forth in the Joint Offering Circular/Consent Solicitation Statement and the accompanying Letter of Transmittal and Consent Form to exchange a principal amount of its 13 1/2% First Mortgage Notes due December 1, 2006 (together with the PIK Notes, as defined in the Joint Offering Circular/Consent Solicitation Statement, the "New Notes") equal to the principal amount of all its outstanding 13 1/2% First Mortgage Bonds due December 1, 1998 (the "Old Notes"), less the principal amount of Old Notes repurchased by the Company, as described in the Joint Offering Circular/Consent Solicitation Statement under the caption "The Exchange Offer - Repurchase of Old Notes," and the Solicitation of Consents to the Proposed Consents, from the registered holders (individually, a "Holder" and collectively the "Holders") thereof.

       The Exchange Offer is conditioned upon, among other things, 100% of the outstanding principal amount of Old Notes being properly tendered for exchange and not withdrawn (the "Minimum Condition"). See "The Exchange Offer--Conditions of the Exchange Offer" in the Joint Offering Circular/Consent Solicitation Statement. The Consents will not become effective unless the Exchange Offer is not consummated and the Company receives valid Consents with respect to at least $47 million principal amount of Old Notes.

       If you decide to tender any or all of the Old Notes you hold in the Exchange Offer and/or to deliver Consents with respect to any or all of the Old Notes you hold pursuant to the Solicitation, you must complete the enclosed Letter of Transmittal and Consent Form and send it, with any other required documents, to IBJ Schroder Bank and Trust Company at one of the addresses indicated on the front of the Letter of Transmittal and Consent Form, in compliance with the procedures described in the Joint Offering Circular/Consent Solicitation Statement and in the Letter of Transmittal and Consent Form.

       ANY NEW NOTES ISSUED TO YOU IN EXCHANGE FOR YOUR OLD NOTES PURSUANT TO THE EXCHANGE OFFER WILL BE ISSUED ONLY IN BOOK-ENTRY FORM THROUGH THE DEPOSITORY TRUST COMPANY ("DTC"), WHICH MEANS THAT YOU WILL NOT RECEIVE A CERTIFICATE EVIDENCING ANY NEW NOTES THAT ARE ISSUED TO YOU. IN ORDER TO RECEIVE YOUR NEW NOTES, YOU WILL NEED TO CONTACT A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE IN ORDER TO PROVIDE THE NECESSARY DTC ACCOUNT INFORMATION ON THE LETTER OF TRANSMITTAL AND CONSENT FORM (SEE


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INSTRUCTION 1 UNDER "TENDERING OLD NOTES FOR EXCHANGE" AND BOX 5 IN PART I -
TENDERS OF THE LETTER OF TRANSMITTAL AND CONSENT FORM) AND INFORM THEM THAT DELIVERY OF THE NEW NOTES WILL BE MADE THROUGH A DTC DEPOSIT OR WITHDRAWAL AT CUSTODIAN (DWAC) TRANSACTION. Failure to provide the necessary account information may result in your tender being rejected or may cause a delay in confirmation of your New Notes. Any Old Notes subject to Consents that are held through DTC will be reissued in certificated form. The Letter of Transmittal and Consent Form requires you to provide other information as well, so please be sure to follow the instructions carefully.

       If you have any questions about the Exchange Offer, the Solicitation or the procedures required to tender or deliver Consents with respect to your Old Notes, please call the Exchange/Solicitation Agent at the telephone numbers listed on the front of the Letter of Transmittal and Consent Form.

                                   Very truly yours,



                                   PIONEER FINANCE CORP.